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                                                                    EXHIBIT 10.7


                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT is entered into as of the 7th day of August 1996, by and between Atlantic Richfield Company, a Delaware corporation, acting by and through its division, ARCO Coal Company, 555 Seventeenth Street, Denver, Colorado 80202, ("Sublessor") and Mercury Mail, Inc., a Delaware corporation, ("Sublessee").

                                R E C I T A L S:

         A. On or about June 22, 1979, City Center Associates, successor in interest to U.I.D.C. - Denver, Inc., a Colorado corporation ("and their successors in interest, hereinafter "Landlord") and Sublessor entered into a written lease agreement, as amended by First Amendment to Lease dated April 30, 1980, Second Amendment to Lease dated July 31, 1980, Third Amendment to Lease dated December 22, 1981, Fourth Amendment to Lease dated March 4, 1982, Fifth Amendment to Lease dated June 7, 1982, and Sixth Amendment to Lease dated June 7, 1982, and Seventh Amendment to Lease dated August 18, 1992, attached hereto as Exhibit A (the "Master Lease") pertaining to approximately 399,000 square feet of space located on the 26th through the 42nd floors (the "Premises") of the MCI Tower building, located at Denver, Colorado, (the "Building"). Crescent Real Estate Equities Limited Partnership is the present successor in interest to City Center Associates.

         B. Sublessor desires to sublease to Sublessee approximately 9,064 rentable square feet (as determined on the basis of the current method of measuring office space as referenced by the American National Standards Institute, Inc., in effect as of the date of this Sublease) of the Premises (the "Sublet Premises") consisting of a part of the 28th floor as delineated on the attached Exhibit B ("Office Space").

         C. BOTH PARTIES UNDERSTAND THAT THE PRIOR WRITTEN CONSENT OF LANDLORD IS REQUIRED TO PERMIT SUCH SUBLETTING. THE PARTIES AGREE TO CONTEMPORANEOUSLY EXECUTE THE CONSENT TO SUBLEASE FORM ATTACHED HERETO AS EXHIBIT C.

                               A G R E E M E N T:

         In consideration of the rent to be paid hereunder, the terms and conditions hereof, and the mutual benefits to be derived, the parties agree as follows:

ARTICLE 1. TERM

         1.1 Sublessor, subject to the prior written consent of Landlord, hereby sublets the Sublet Premises, consisting of 9,064 rentable square feet, to Sublessee for a term commencing on August 1, 1996, and terminating on December 31, 2001 ("Term").


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ARTICLE 2. RIGHT OF FIRST REFUSAL TO SUBLEASE ADDITIONAL SPACE

         2.1 Sublessor shall grant to Sublessee the right of first refusal on any space which becomes available on the 28th floor, subject to pre-existing encumbrances, during the Term of the Sublease. Sublessor shall submit to Sublessee any bona fide offer it receives from an arms-length third party to sublease space on the 28th floor in the form of a letter of intent, and Sublessee shall have three (3) business days, after receiving written notice of such offer, to submit its written acceptance to sublease the space on the same terms as the offer. If Sublessee fails to accept such offer within said three (3) business days from its receipt, its first right of refusal on said space shall terminate, provided, however, that within 60 days following such notice, Sublessor subleases such space to such other sublessee on the terms and conditions no more favorable to such third party that were contained in the notice to Sublessee. The space will be offered to Sublessee under the same terms and conditions it is being offered to the third party. The expiration date for any sublease of additional space shall be the same as the primary Sublease Term.

ARTICLE 3. BASE RENT AND SERVICES

         3.1 A Base Rent of $8.50 per rentable square foot, per year, shall be paid by Sublessee for the Sublet Premises. Rent is payable monthly, in advance, in the amount of Six Thousand Four Hundred Twenty Dollars and Thirty Three Cents ($6,420.33), beginning August 1, 1996, through the end of the Sublease Term.

         3.2 In addition to the Base Rent, Sublessee shall pay Additional Rent, which is the amount by which the annual Operating Expenses, defined under Paragraph 11 A(8) of the Master Lease, allocable to the Sublet Premises on a pro rata basis, exceeds the 1996 actual Operating Expenses allocable to the Sublet Premises. Sublessee shall pay the estimated Additional Rent based on Landlord's estimate as required under Paragraph 11B of the Master Lease.
               The Landlord's notice of accounting of the Operating Expenses shall be sufficient accounting under the Sublease.

         3.4 Sublessee shall be entitled, without charge except as provided therein, to the services provided by Landlord pursuant to Paragraph 7 and Paragraph 39 of the Master Lease.

         3.4 This rent will be payable to Sublessor at 555 Seventeenth Street, Suite 2220, Denver, Colorado 80202, or at such other address as Sublessor may designate in writing, on or before the first day of each calendar month for that calendar month.

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ARTICLE 4. SECURITY DEPOSIT

Sublessee has deposited with Sublessor the sum of Seventy Seven Thousand and Forty Four Dollars $(77,044.00) as security for the full and faithful performance of every provision of this Sublease to be performed by Sublessee. If Sublessee defaults with respect to any provision of this Sublease, including but not limited to the provisions relating to the payment of rent, Sublessor may use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default or before the payment of any other amount which Sublessor may spend or become obligated to spend by reason of Sublessee's default, or to compensate Sublessor for any other loss, cost or damage which Sublessor may suffer by reason of Sublessee's default. If any portion of said deposit is so used or applied, Sublessee shall, within five (5) days after written demand therefor, deposit cash with Sublessor in an amount sufficient to restore the security deposit to its original amount, and Sublessee's failure to do so shall be a breach of this Sublease. Sublessor shall not be required to keep this security deposit separate from its general funds nor to pay interest thereon to Sublessee. If Sublessee shall fully and faithfully perform every provision of this Sublease to be performed by it, the security deposit or any balance thereof shall be returned to Sublessee at the expiration of Sublease Term and upon Sublessee's vacation of the Sublet Premises.

ARTICLE 5. SUBLET PREMISES

The Sublet Premises is described in Exhibit B, attached hereto and made a part hereof. Sublessee will occupy the Sublet Premises in its "as is" condition. Sublessee shall, at its own cost and expense, arrange with Landlord for all cabling to other floors and for all rooftop dish requirements, and by its execution of this Sublease, Sublessee acknowledges that such arrangements have been concluded to Sublessee's satisfaction.

ARTICLE 6. SUBLESSEE'S DEFAULT

         6.1 It shall be an "Event of Default" if (i) Sublessee fails to pay Rent or any other charge or payment required of Sublessee hereunder when due and such failure continues for ten (10) days after written notice thereof to Sublessee by Sublessor; (ii) Sublessee violates or fails to perform any of the other conditions, covenants, or agreements herein made by Sublessee, and such violation or failure continues for fifteen (15) days after written notice thereof to Sublessee by Sublessor; (iii) Sublessee makes a general assignment for the benefit of its creditors or files a petition for bankruptcy or other reorganization, liquidation, dissolution, or similar relief; (iv) a proceeding is filed against Sublessee seeking any relief mentioned in (iii) above that is not dismissed within sixty (60) days after Sublessee receives notice of such proceeding; (v) a trustee, receiver, or liquidator is appointed.

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               for Sublessee or a substantial part of its property; (vi)
               Sublessee's interest under this Sublease is taken upon execution or by other process of law directed against Sublessee or shall be made subject to any attachment by or on behalf of any creditor of Sublessee; or (vii) Sublessee mortgages, assigns (except as expressly permitted in this Sublease) or otherwise encumbers Sublessee's interest under this Sublease.

         6.2 If an Event of Default occurs, Sublessor may: (i) without obligation to do so and without releasing Sublessee from any obligation under this Sublease, make any payment or take any action Sublessor may deem necessary or desirable to cure such Event of Default, and the cost thereof shall be reimbursed by Sublessee to Sublessor within ten (10) days after demand; (ii) terminate this Sublease by written notice to Sublessee as of the date such notice is given or as of any other date specified in such notice; (iii) with or without terminating this Sublease, reenter and take possession of the Sublet Premises by legal proceedings; (iv) with or without terminating this Sublease, if Sublessee has abandoned the Sublet Premises, reenter and take possession of the Sublet Premises, or any part thereof, and remove the effects therein without liability for any damages thereto and without being deemed guilty of any manner of trespass and without prejudice to any other remedies of Sublessor hereunder; and (v) exercise any other legal remedy, including, without limitation, any applicable equitable remedies, on account of such Event of Default. All remedies of Sublessor under this Sublease shall be cumulative, and the exercise of any of such remedies shall not prevent the concurrent or subsequent exercise of any other remedy, either provided for in this Sublease or available to Sublessor at law or in equity.

         6.3 Should Sublessor elect to reenter or take possession of the Sublet Premises pursuant to legal proceedings or otherwise, Sublessor shall, from time to time, without terminating this Sublease, use reasonable efforts to re-sublet the Sublet Premises or any part thereof on behalf of Sublessee for such term or terms and at such rent or rents, and upon such other terms and conditions, as Sublessor may deem reasonably advisable (including, without limitation, giving any concessions, free rent, and any other concessions that may be reasonably necessary under the circumstances), with the right to make alterations and repairs to the Sublet Premises. No such reentry or taking of possession of the Sublet Premises by Sublessor shall be construed as an election on Sublessor's part to terminate this Sublease, unless a written notice of termination is given to Sublessee by Sublessor, nor shall it preclude Sublessor from terminating this Sublease at a later time by giving written notice to Sublessee. However, if Sublessor is unable to re-sublet the Sublet Premises, Sublessor shall in no manner whatsoever be responsible or liable for such failure to re-sublet the Sublet Premises.


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         6.4   If Sublessor elects to take possession without terminating this
               Sublease, then such repossession shall not relieve Sublessee of its obligations and liabilities under this Sublease, all of which shall survive such repossession. In the event of such repossession, Sublessee shall pay to Sublessor, as Rent, all Rent that would be payable hereunder if such repossession had not occurred, less the net proceeds, if any, of any re-subletting of the Sublet Premises, after deducting all of Sublessor's reasonable expenses in connection with such re-subletting and any reasonable rental concessions. Sublessee shall pay such Rent to Sublessor on the days on which such Rent would have been payable hereunder if possession had not been retaken.

         6.5 If, however, this Sublease is terminated by Sublessor, Sublessor shall be entitled to recover as damages from Sublessee, in addition to all other damage suffered by Sublessor on account of any Event of Default, the sum of (i) the present value of all of the Rent that would have been due for the remainder of the Sublease Term had this Sublease not been terminated, plus all of Sublessor's costs of re-subletting the Sublet Premises, including, but not limited to, repossession costs, repair, alteration, and preparation of the Sublet Premises for re-subletting, brokerage commissions, attorneys' fees, and rental concessions. Said amount shall be immediately due and payable by Sublessee to Sublessor, minus (ii) the present value of the fair rental value of the Sublet Premises from the effective date of such termination through the date on which the Sublease Term would have expired had the Sublease not been terminated. Any amount due to Sublessor hereunder may be collected after termination. For purposes of calculating present values under this Paragraph 7.5, the applicable discount rate shall be equal to the sum of 2% plus the prime lending rate in effect as of the date of the Event of Default as quoted in the Wall Street Journal (the "WSJ"), or, if the WSJ ceases to be published, a similar national daily business publication identified by Sublessor.

ARTICLE 7. SUBLEASE AGREEMENT SUBJECT TO MASTER LEASE

         7.1 This Sublease Agreement is subject and subordinate to the Master Lease. Except as may be inconsistent with, inapplicable to, or expressly modified by the terms of this Sublease Agreement, all the terms, covenants and conditions in the Master Lease shall be applicable to this Sublease Agreement with the same force and effect as if Sublessor were the Landlord under the Master Lease and Sublessee were the Tenant thereunder, and in case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to the Landlord against the Tenant under the Master Lease if the breach were by the Tenant thereunder. Sublessee hereby acknowledges receipt of a copy

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               of the Master Lease documents. Notwithstanding the foregoing,
               Sublessee shall not have any of the rights granted to Sublessor under the Master Lease in Paragraphs 4, 5, 6, 14, 17, 22, 23, 27, 29, 31, 32, 33, 34, and 37. The preceding paragraphs are identified for purposes of illustration and not limitation.

         7.2 The Master Lease is an agreement solely between Landlord and Sublessor, and any and all rights and remedies of Sublessee, if any, shall be solely against Sublessor. However, if Landlord fails to perform its obligations under the Master Lease, entitling Sublessor as Tenant thereunder to self help remedy, Sublessor shall fulfill those obligations of Landlord to the Sublessee. Neither Landlord's Consent to the Sublease Agreement nor this Sublease Agreement itself shall give Sublessee any rights under the Master Lease except those expressly granted by the Sublease Agreement.

         7.3 On matters relating to this Sublease Agreement and subject to Sublessor's prior approval, which will not be unreasonably withheld or delayed, Sublessor shall cooperate with Sublessee in obtaining the consent or approval of Landlord whenever such consent or approval is required.

         7.4 If the Master Lease is terminated the Landlord shall have the option to treat the termination either as a termination of this Sublease or as an assignment to the Landlord of the Sublease.

         7.5 As between Sublessor and Sublessee only, and in no way involving Landlord, Sublessor hereby agrees that, if Sublessor were ever to voluntarily terminate, surrender, or relinquish the Master Lease to Landlord (in a situation not involving a Default by Sublessor, but rather, for example a buy-out of the Master Lease by Landlord), Sublessor shall, prior to or concurrent with such termination, surrender, or relinquishment to Landlord, agree to protect the Sublessee's rights under the Sublease so that Sublessee's right to quiet, peaceful use and enjoyment of the Sublet Premises and the right not to be dispossessed, evicted or moved within the MCI Tower Building containing the Sublet Premises, subject to the other terms and conditions of this Sublease, are not prejudiced, without fair and just compensation to Sublessee, and with the same result intended and benefits accruing to Sublessee as if a non-disturbance agreement had been executed by Sublessor in favor of the Sublessee, covering the Sublet Premises.

ARTICLE 8. INDEMNIFICATION AND LIMITATION ON LIABILITY

         8.1 Sublessor and Sublessee, each for itself, covenant and agree (a) that they shall not do or suffer or permit anything to be done which would constitute


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               a default under the Master Lease or would cause the Master Lease to be canceled, terminated or forfeited by virtue of any rights of cancellation, termination or forfeiture reserved or vested in the Landlord under the Master Lease, and (b) that each of them will indemnify and hold harmless the other of them from and against all claims, liabilities, losses, and damages of any kind whatsoever incurred by reason of, resulting from or arising out of any such dispute, cancellation, termination, or forfeiture referred to in (a) above and caused by the indemnifying party. Notwithstanding the foregoing however, neither party hereto shall be liable to the other for any indirect or consequential damages.

         8.2 Sublessee hereby indemnifies and holds harmless Sublessor and Landlord and their respective employees, agents, and invitees from and against any liability arising directly or indirectly out of Sublessee's use and occupancy of the Sublet Premises, except liability arising out of the sole negligence or willful misconduct of Sublessor or Landlord.

ARTICLE 9. REPAIRS AND ALTERATIONS BY SUBLESSEE

         9.1 Sublessee shall not make any alterations in or additions to the Sublet Premises without first obtaining written consent of Sublessor and to the extent required under the Master Lease, of the Landlord. By execution hereof, Sublessor acknowledges acceptance of Sublessee's initial plans, dated July 31, 1996, for alterations and additions to the Sublet Premises. All alterations onto the Sublet Premises, including, by way of illustration and not by limitation, all partitions, paneling, carpeting, drapes or other window coverings and light fixtures, except as specifically set forth hereinafter (but not including movable office furniture not attached to the Building or special decorative light fixtures), shall be deemed a part of the real estate and the property of Sublessor and shall remain upon and be surrendered with the Sublet Premises as a part thereof without molestation, disturbance or injury at the end of the Sublease term, whether by lapse of time or otherwise. If Sublessee is not in default, Sublessee shall have the right to remove telephone, computer, cooling equipment and related devices upon termination hereof, provided that Sublessee restores the Sublet Premises to its condition at the time of Initial possession.

         9.2 Sublessee shall keep the Sublet Premises in as good order, condition and repair and in an orderly state, as when they were entered upon, ordinary wear and tear and damage from casualty not the fault of Sublessee, its agents, employees and invitees excepted. Except for any repairs or replacements which are required as the result of Landlord's or Sublessor's negligence or misconduct, or latent defects which are discovered by Sublessee and of which Sublessor is notified within two (2) months after the commencement of the term hereof, Sublessor shall have no obligation


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               for the repair or replacement of any portion of the Sublet
               Premises which wears out during the term hereof, regardless of the cause therefor, or which requires replacement or repair for any other reason, including, but not limited to, carpeting, draperies, wall coverings, painting or any of Sublessee's property, Sublessee finish work or Sublessee's improvements in the Sublet Premises, except as otherwise set forth.

         9.3 All repair and maintenance work required to be performed by Sublessee and any Alterations or additions by Sublessee for which Sublessee has obtained Sublessor's and Landlord's' approval hereunder may be performed by Sublessee's employees. All such repair and maintenance work and any other Alterations which Sublessee has the right to make hereunder, or any other Alterations permitted by Sublessor pursuant to the provisions of subparagraph 9.1 above, shall be done at Sublessee's sole cost and expense; provided, however if Sublessee employs any contractors or other persons who are not employees of Sublessee to perform any such work, Sublessee shall have obtained Sublessor's and Landlord's approval, which shall not be unreasonably withheld, of such contractor or other person not later than ten (10) days prior to commencement of any such work. In all events the performance of such work by any of Sublessee's employees or any third parties shall not be permitted if it will materially interfere with any of Landlord's labor relations with third parties performing any work in the Building. Sublessee, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith and with all applicable laws and requirements of public authorities and with all reasonable applicable requirements of Landlord's and Sublessor's insurance carriers. Alterations shall be performed in a good and workmanlike manner, using materials and equipment at least equal in quality and class to the original installations in the Office Portion as Office Portion is defined in the Master Lease. Further, if any such Alterations involve installments with respect to Sublessee's telephonic, telegraphic or electrical connections, such Alterations shall be performed by parties either designated or approved in writing by Sublessor. In all events, any such work performed by Sublessee shall be done in such a manner so as not to interfere with the mechanical or electrical systems or affect the structural integrity of the Building.

         9.4 If Sublessee utilizes third parties to perform such work, with Landlord's or Sublessor's prior consent, Sublessee shall on request deliver to Sublessor and Landlord certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that workmen's compensation and public liability insurance and property damage insurance all in the amounts and with companies, and on forms satisfactory



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               to Sublessor and Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Sublessee to perform such work. All such policies shall name Sublessor and Landlord as additional insured. Each such certificate shall provide that the insurance may not be canceled or modified without ten (10) days prior written notice to Sublessor and Landlord.

         9.5 Sublessee shall keep the Sublet Premises free and clear of all liens and encumbrances of third parties or contractors who perform alterations or repairs or other work on the Sublet Premises, and if any are filed, shall cause them to be removed promptly or shall indemnify and hold harmless Sublessor from and against any such lien or encumbrance.

ARTICLE 10. FIRE: RESTORATION OF PREMISES

         10.1 If the Sublet Premises, the Premises or the Building shall be so damaged by fire or other casualty as to render the Sublet Premises wholly untenantable, and if the damage shall be so great that a competent architect, in good standing, selected by Landlord shall certify in writing to Landlord and Sublessor that the Building or the Premises (as Building and Premises are defined in the Master Lease), or the Sublet Premises, with the exercise of reasonable diligence, cannot be made fit for occupancy within one hundred fifty (150) working days from the happening thereof, then this Sublease shall cease and terminate from the date of the occurrence of the damage; and Sublessee thereupon shall surrender to Sublessor the Sublet Premises and all interest therein hereunder, and Sublessor may reenter and take possession of the Sublet Premises and remove Sublessee therefrom. Sublessee shall pay rent, duly apportioned, up to the time of the termination of this Sublease. If, however, the damage shall be such that the architect shall certify that the Sublet Premises can be made tenantable within the one hundred fifty
               (150) day period, then repairs will be made as provided in Paragraph 22 of the Master Lease with all reasonable speed.

         10.2 If the Sublet Premises shall be slightly damaged by fire or other casualty, but not so as to render them untenantable, Sublessor, after receiving notice in writing of the occurrence of the injury, shall cause them to be repaired by the Landlord with reasonable promptness; provided, however, Sublessee shall be solely responsible for all repairs and replacements to Sublessee's improvements in the Sublet Premises.

         10.3 During any period of restoration or repair of the Sublet Premises resulting from a fire or other casualty, Sublessee's rent shall abate during the period the Sublet Premises or any portion thereof are rendered untenantable in the same proportion which such part of the Sublet Premises which are

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               untenantable bears to the whole, provided that in the event more than fifty percent (50%) of the Sublet Premises are rendered untenantable the entire Sublet Premises shall be deemed untenantable to the extent not occupied by Sublessee.

         10.4 In case the Building throughout shall be so injured or damaged, whether by fire or otherwise, (though the Sublet Premises may not be affected, or if affected, can be repaired within the one hundred fifty (150) days) that Landlord, within sixty (60) days after the happening of the injury, shall decide not to reconstruct or rebuild the Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Sublessor to Sublessee within seventy
               (70) days from the date of the casualty, a) Sublessee shall pay the rent, properly apportioned up to the date of termination of the Sublease, b) this Sublease shall terminate from the date of delivery of the written notice, c) and both parties hereto shall be freed and discharged of all further obligations hereunder.

ARTICLE 11. CONDEMNATION

If the Sublet Premises or the Premises or the Building shall be taken by right of eminent domain or by condemnation, or shall be conveyed in lieu of any such taking, this Sublease, at the option of either Sublessor or Sublessee exercised by either party giving notice to the other of such termination within thirty
(30) days after such taking or conveyance, shall forthwith cease and terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. Sublessee thereupon shall surrender to Sublessor the Sublet Premises and all interest therein under this Sublease, and Sublessor may reenter and take possession of the Sublet Premises or remove Sublessee therefrom. In the event of any such taking or conveyance, Sublessee shall have the right at its own cost to make a separate claim from the condemning authority, and not from Sublessor or Landlord, for relocation expenses, the costs of Sublessee's improvements taken, and the value of any portion of the leasehold so terminated, so long as the claim shall not directly or indirectly result in costs or delays to Sublessor or Landlord and so long as any award to Sublessee does not diminish Landlord's or Sublessor's award. Sublessor shall give Sublessee written notice of any condemnation proceedings or negotiations with any governmental body or as to the possibility of such proceeding within five (5) days after it receives the notice from Landlord.

ARTICLE 12. INSURANCE

         12.1 Sublessee shall maintain in effect the following types and amounts of insurance with insurance companies satisfactory to
               Sublessor:

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               12.1.1    Worker's Compensation Insurance, including Occupational
                         Disease and Employer's Liability Insurance in the limit of not less than $500,000 per person and $1,000,000 per accident.

               12.1.2 Comprehensive General Liability Insurance, including contractual liability with limits of not less than $1,000,000 applicable to bodily injury, sickness or death in any one occurrence and $500,000 for loss of or damage to property in any one occurrence.

         12.2 All policies shall be endorsed to provide that the underwriters and insurance company of Sublessee shall not have any right of subrogation against Sublessor or Landlord, or any of their respective subsidiaries, agents, employees, invitees, servants, contractors, insurers, or underwriters, or against such other parties as Sublessor may designate from time to time. Any insurance policy or policies of Sublessor relating to the Premises will provide a Waiver of Subrogation in favor of Sublessee, its agents and employees, and other persons and entities occupying or using the Sublet Premises in accordance with the terms of the Sublease and Master Lease.

         12.3 Upon request, Sublessee shall furnish Certificates of Insurance to Sublessor evidencing the insurance required hereunder. Each certificate shall provide that thirty (30) days prior written notice shall be given Sublessor in the event of cancellation or material change in the policies.

         12.4 Each party shall have its insurance underwriter waive any right of subrogation it may have against the other party on account of any loss or damage that is insured against under any insurance policy (to the extent that the loss or damage is recoverable under the insurance policy) that covers the Building, the Premises, the Sublet Premises or Sublessor's or Sublessee's fixtures, personal property, leasehold improvements or business and names Sublessor or Sublessee, as the case may be, as a party insured. Nothing contained in this section shall derogate from otherwise affect any other releases of either party for claims.

ARTICLE 13. PARKING

Sublessee shall have the right initially, upon execution of this Sublease, to lease up to nine (9) parking spaces in the City Center Garage for $105 each per month for the initial Term of this Sublease, and subject to the terms and conditions of the City Center Garage Parking Agreement ("Parking Lease"). The parties shall execute the Parking Lease attached hereto as Exhibit D.

ARTICLE 14. MISCELLANEOUS

         14.1 Sublessee shall, during ordinary business hours as referenced in the Master Lease, be allocated electric current for the Sublet Premises as provided in this 14.1. Sublessee shall use the electric current only for building standard lighting and business machines described below, and standard HVAC, which term shall not include required cooling or heating for any of Sublessee's special equipment or computers. To the extent that electric current is used for any other purpose, including heating or cooling required for any of Sublessee's special equipment, computers, or computer rooms, Sublessee's rent may be increased from time-to-time by Sublessor as hereafter described. The amount of electrical current to which Sublessee is entitled hereunder without additional charge for general office uses (e.g., typewriters, calculators, small copying machines, incandescent lighting, task ambient lighting, dwyer units, water coolers, CRT's, personal computers and coffee machines) shall be calculated in accordance with the following formula: five (5) watts per rentable square foot multiplied by the rentable square footage of the Sublet Premises multiplied by ordinary business hours per year as referenced in the Master Lease, with the resultant figure divided by twelve (12) (hereinafter the "monthly allowance"). The monthly allowance will be compared with the actual monthly consumption of electric current utilized by Sublessee (except for standard building lighting and standard
               HVAC) to determine the excess usage by Sublessee, if any. Such excess will be multiplied by Sublessor's actual costs for such energy as reasonably determined by Sublessor's or Landlord's engineers (the resulting figure shall hereinafter be referred to as "Sublessee's monthly usage"). Sublessor shall have the right, not more frequently than monthly, to make an adjustment in each monthly rental payment then being made by Sublessee based upon Sublessee's monthly usage multiplied by the average cost incurred by the Building per kilowatt hour for power for the previous month. To assist Sublessor in making the rental adjustment described herein, Sublessor shall have the right to require installation by Sublessee of such electric meters as Sublessor reasonably deems necessary to assist it in making the adjustment and the cost of the meters and their installation shall be borne by Sublessee. Sublessee shall also pay the labor cost of replacing light bulbs or tubes used in non-standard lighting, and Sublessee shall pay for the purchase of bulbs and tubes used in non-standard lighting of the Sublet Premises; provided, however, Sublessee shall have the right to change its own light bulbs or tubes so long as Sublessee does not interfere with the Building's mechanical or electrical systems.

         14.2 All prior understandings and agreements between the parties are merged within this Sublease Agreement, which alone fully and completely sets forth the understanding of the parties; and this Sublease Agreement may not be changed or terminated orally or in any manner other than by an amendment in writing signed by authorized agents of each of the parties and subject to the prior written consent of Landlord.

         14.3 Any notice or demand which either party may or must give to the other hereunder shall be in writing and sent by registered or certified mail postage prepaid addressed if to Sublessor:

               ATLANTIC RICHFIELD COMPANY,
               Acting by and through its division,
               ARCO Coal Company
               555 Seventeenth Street, Suite 1713
               Denver, Colorado 80202
                      ATTENTION: RAYMOND L. ALVEY
                         MANAGER, PROPERTY MANAGEMENT

               or if to Sublessee:

               MERCURY MAIL, INC.
               707 Seventeenth Street, Suite 2850
               Denver, Colorado 80202
                      ATTENTION: BLAIR WHITAKER
                         VICE PRESIDENT OF FINANCE



               Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

               Sublessor agrees, upon receipt of any notice which may affect or relate to the tenancy or operation of business in the Sublet Premises, to forward within five (5) days a copy of such notice to Sublessee. Sublessor also agrees within such time to give to Landlord a copy or the substance of each notice or demand which Sublessor has received from Sublessee.

         14.4 The covenants and agreements of this Sublease Agreement shall bind and inure to the benefit of Sublessor, Sublessee and their respective successors and assigns, however Sublessee may not sub-sublet or assign any of its interest in the Sublet Premises or under this Sublease Agreement, without the prior written consent of Sublessor and Landlord, which consent, as to Sublessor, shall not be unreasonably withheld; and any such purported assignment or subletting shall be unauthorized and of no force or effect.

         14.5 Each party represents that the only brokers that each dealt with in respect to this Sublease Agreement are Office Leasing Advantage, Cushman Realty, and Michael O'Brien Commercial Real Estate, according to any applicable terms and conditions Sublessor or Sublessee may have with those brokers.

               Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against one party by any broker, finder, or other person with whom the other party has or purportedly has dealt.

         14.6 Notwithstanding any other provision of this Sublease, all of Sublessor's obligations hereunder shall be subject to Sublessor's rights and obligations under the Master Lease and in the event of conflict between Sublessor's obligations hereunder and Sublessor's rights and obligations under the Master Lease, the latter shall control. Neither Sublessee nor Sublessor is aware of any such conflict.

         IN WITNESS WHEREOF, the parties hereto have executed this Sublease Agreement as of the day and year first above written.

ATLANTIC RICHFIELD COMPANY,                    MERCURY MAIL, INC.
Acting by and through its division,
ARCO Coal Company

By: /s/ RAYMOND L. ALVEY                       By: /s/ JOHN T. FUNK
   --------------------------------------         ------------------------------
   Raymond L. Alvey, Property Manager             John T. Funk, President
   ARCO Coal Company, a Division
   of Atlantic Richfield Company


                                    [STAMP]

                                    EXHIBIT A

                                 "MASTER LEASE"

                                   EXHIBIT B





                                  [FLOOR PLAN]

                               CONSENT TO SUBLEASE
                        (EXHIBIT C TO SUBLEASE AGREEMENT)

         This Consent to Sublease (this "Consent") is entered in to effective as of the 10th day of October, 1996, by and among CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), ATLANTIC RICHFIELD COMPANY, a Delaware corporation, acting by and through its division ARCO Coal Company ("Sublessor"), and MERCURY MAIL, INC., a Delaware corporation ("Sublessee").

         A. Sublessor is the tenant under that certain Lease Agreement dated June 22, 1979, (as amended, the "Primary Lease"), wherein Landlord leased to Sublessor approximately 399,382 rentable square feet (the "Premises") located on the 26th through the 42nd floors of the building located at 707 17th Street, Denver, Colorado, and commonly known as MCI Tower (the "Building").

         B. Sublessor desires to sublease to Sublessee a portion of the Premises, which portion consists of approximately 9,064 rentable square feet (the "Subleased Premises").

         C. The terms of the Primary Lease require the consent of Landlord to any such subletting and Landlord has agreed to grant such consent, subject to the terms and provisions of this Consent.

         NOW, THEREFORE, Landlord hereby consents to the sublease of the Subleased Premises from Sublessor to Sublessee pursuant to that certain Sublease Agreement dated as of August 7, 1996 (the "Sublease"), to which this Consent is attached as Exhibit C and made a part thereof.

         1. Definitions. All capitalized terms used herein shall have the same meanings as set forth in the Primary Lease, unless otherwise provided herein.

         2. Review of Primary Lease. Sublessee acknowledges that it has examined and is familiar with all of the terms and provisions of the Primary Lease.

         3. Sublease Subordination. The Sublease shall be subject and subordinate at all times to all of the covenants, agreements, terms, provisions and conditions of the Primary Lease and of this Consent. Neither Sublessor nor Sublessee shall do or permit anything to be done in connection with the Sublease or Sublessee's occupancy of the Subleased Premises which will violate the Primary Lease or this Consent.

         4. Further Transfers; Sublease Amendments. Sublessee will not without the prior written consent of Landlord in each instance, assign the Sublease or sublet the Subleased Premises or any part thereof. Sublessor and Sublessee agree, in conformity with the Primary Lease, not to amend the Sublease without the prior consent of Landlord.

         5. Alterations. Sublessee agrees that no alterations, additions or physical changes will be made in or to the Subleased Premises or any part thereof without Landlord's prior written consent in each instance.

         6. No Release. This Consent by Landlord shall not be deemed in any way or manner a release of Sublessor from the responsibility and liability for the payment of rent under the Primary Lease and for compliance with any and all obligations to be performed by Sublessor as the tenant under the Primary Lease. The parties hereto agree that Landlord may, after an event of default by Sublessor under the Primary Lease, in addition to any other remedies under the Primary Lease or at law, collect directly from Sublessee all rents due and owing from Sublessee and apply any such rent against sums due to Landlord by Sublessor as a tenant under the Primary Lease. Further, Sublessor hereby authorizes and directs Sublessee to make such payments of rent directly to Landlord upon its receipt of written notice of default from Landlord.

    Such collection of any such rents shall not be deemed a waiver of any rights and remedies of Landlord against Sublessor as the tenant under the Primary Lease or constitute a novation or release of Sublessor as tenant from the further performance of its obligations under the Primary Lease. The receipt by Landlord from Sublessee of any such rents shall be a full and complete release, discharge and acquittance to such Sublessee to the extent of any such amount of rent so paid to Landlord.

         7. Landlord's Obligations. Notwithstanding anything to the contrary contained in the Sublease, neither the Sublease nor this Consent shall enlarge or increase Landlord's obligations or liability under the Primary Lease or otherwise, and in the event of a default under the Primary Lease which results in a termination thereof, the Sublease and Sublessee's rights in the Subleased Premises shall also be terminated.

         8. Excess Rents. In the event that circumstances of the Sublease trigger and make applicable the provisions of Paragraph 17.C. of the Primary Lease with regard to excess rental payable by Tenant (Sublessor under the Sublease) to Landlord under the Primary Lease, then Sublessor and Landlord agree to act in accordance with those provisions of the Primary Lease.

         9. Options. Sublessee hereby acknowledges and agrees that Sublessee shall not have the right to exercise any renewal, expansion or other options afforded to Sublessor as tenant under the terms and conditions of the Primary Lease.

         10. Brokerage. Sublessor and Sublessee each hereby agree to indemnify, defend and hold Landlord harmless from and against any and all damage, loss, cost or expense, including, without limitation, all attorneys' fees and disbursements, incurred by reason of any claim of or liability to any broker or other person for commissions or other compensation or charges with respect to the negotiation, execution and delivery of the Sublease. The obligations of Sublessor and Sublessee under this paragraph shall survive the expiration or sooner termination of the Sublease.

           11. Amendments. This Consent shall not be amended orally, but only by an agreement in writing signed by all parties hereto.

           12. Binding Effect. This Consent and the provisions hereof shall be binding on and inure to the benefit of the parties hereto and their successors and permitted assigns.

           13. Recording. Neither this Consent nor the Sublease may be recorded, without Landlord's prior written consent.

           14. Conflicts. In the event of any conflicts between the provisions of this Consent and the provisions of the Sublease, the provisions of this Consent shall control.

         IN WITNESS WHEREOF, the parties have executed this Consent to be duly executed as of the day and year first above written.

                            LANDLORD:

                            CRESCENT REAL ESTATE EQUITIES
                            LIMITED PARTNERSHIP

                            By:  CRESCENT REAL ESTATE EQUITIES,
                                 LTD., its General Partner

                                 By    /s/ JAMES S. WASSEL
                                       -----------------------------
                                 Name:     James S. Wassel
                                       -----------------------------
                                 Title:    Sr. Vice Pres.
                                       -----------------------------

                            SUBLESSOR:
                            ATLANTIC RICHFIELD COMPANY

                            By: ATLANTIC RICHFIELD COMPANY, a Delaware
                                     corporation, acting by and through its
                                     division ARCO Coal Company

                                By:        /s/ R. L. ALVEY
                                           ---------------------------------
                                     Name:  R. L. Alvey
                                           ---------------------------------
                                     Title: Property Manager
                                           ---------------------------------

                            SUBLESSEE:
                            MERCURY MAIL, INC.

                            By:  MERCURY MAIL, INC. a Delaware corporation
                                 By:       /s/ JOHN FUNK
                                           ------------------------------------
                                     Name:     John Funk
                                           ------------------------------------
                                     Title: President & CEO
                                           ----------------------------------

                                   EXHIBIT D
                      CITY CENTER GARAGE PARKING AGREEMENT

         This Agreement (sometimes hereinafter, "Parking Lease") is made effective as of August 1, 1996, between Atlantic Richfield Company, a Delaware corporation ("ARCO"), acting by and through its division, ARCO Coal Company, 555 Seventeenth Street, Denver, Colorado 80202, and Mercury Mail, Inc., a Delaware corporation ("Tenant").

         ARCO is the owner of Condominium Unit I of the Block 142 City Center Garage, City and County of Denver, Colorado, comprising of four (4) levels of below ground parking spaces.

         This Agreement covers the terms and conditions under which ARCO will lease to Tenant nine (9) parking spaces in Unit I.

        The parties agree as follows:

        1. Lease of Space. ARCO leases to Tenant and Tenant leases from ARCO nine (9) passenger car parking spaces in Unit I, spaces numbered 106 through 114 (the "Spaces"). In addition, ARCO leases to Tenant the non-exclusive right to use the entrance, exits and passageways of Unit I for passenger and automobile ingress to and egress from the Spaces.

         2. Term. The term of the Parking Lease shall commence on August 1, 1996, and end at midnight December 31, 2001, provided that if for any reason whatsoever the Sublease Agreement commencing August 1, 1996, between ARCO and Tenant ("Sublease") is terminated at any date earlier than December 31, 2001, this Parking Lease shall be terminated on the date of termination of the Sublease.

         3. Rental. The monthly rental for the Spaces shall be $105 per space for the Term set forth in Paragraph 2 above. Any extension of that Term will be at a fair market rental rate at the time of extension, determined in the manner set forth in the Sublease.

         4. Permitted Users. Tenant shall be entitled to have the Spaces used by its employees, officers and directors, and by its agents and business invitees (all permitted users of the Spaces are called "Users"). For all purposes of this Parking Lease, "Business Invitees" shall mean only persons with whom Tenant has business dealings arising in connection with its primary business activities.

         5. Rules. Tenant and each of the Users shall comply with the rules and regulations attached as Attachment A and incorporated by reference (as periodically amended by written notice to Tenant and ARCO).

         6. Pass Cards. ARCO shall promptly initially issue to Tenant nine (9) cards enabling ingress to and egress from Unit I. Also, ARCO may provide identification emblems, stickers or permits confirming authorization to park in the areas designated by ARCO. Tenant shall issue to its Users the pass cards and any other identification issued by ARCO to Tenant.

         7. Availability. ARCO shall assure that the Spaces, which are leased to Tenant hereunder, shall be available for use 24 hours a day, seven (7) days a week with the use of computerized parking cards. If space(s) are not required by Tenant and relinquished to ARCO, this Parking Lease will be amended to reflect the new lesser number of spaces. If relinquished space(s) are needed by Tenant thereafter, ARCO will return the space(s), if then available for Tenant's use, within ninety days of written notification by Tenant.

         8. Risk of Loss. Tenant shall neither hold nor attempt to hold ARCO liable for any injury or damage, caused by fire, water or steam, or by any repairs, alterations or accident or by any other cause (either proximate or remote) to any User or to any User's automobile or other personal property located in Unit I, whether or not the injury or damage was caused by negligence, except that ARCO shall not be relieved from liability for any injury or damage resulting from and, to the extent of, the negligence or willful misconduct of ARCO or its agents or employees.

         9. Indemnity to ARCO. Tenant shall indemnify, defend, and hold harmless ARCO and its employees from any and all claims resulting from personal injury or death or damage to property (including the property of ARCO) related to the Tenant's use of Unit I under this Parking Lease or resulting from any act or omission or the negligence or misconduct of Tenant, Tenant's agents, servants or employees, the Users or any other person entering Unit I under express or implied invitation of Tenant or resulting from the violation of the provisions of this Parking Lease by any of such persons and against and from all costs, expenses (including attorney's fees), damages and other liabilities related to any such claims or their prosecution but the indemnities in this Paragraph 9 shall not apply to any liability resulting from, and to the extent of, the willful misconduct or negligence of ARCO or its employees.

         10. No Transfer, Sublease, License, or Assignment. Tenant shall not sublease, license, or assign any interest in the Parking Lease or transfer the right to use any of the Spaces except in connection with a permitted sublease or assignment under the Sublease. Any improper sublease, license, or assignment or transfer of this Parking Lease by Tenant or of any of Tenant's rights and privileges hereunder shall cause a termination of this Parking Lease and a default on the part of Tenant.

         11. Surrender. Within five (5) days after expiration or other termination of this Parking Lease, Tenant shall not allow any use of the Spaces by its Users and shall promptly return all pass cards for the Spaces and any other removable identification items issued to it by ARCO. If any of the pass cards are not returned to ARCO within five (5) days after the termination of the Parking Lease, ARCO shall be entitled to charge Tenant for the Spaces that the pass cards represent at the same rate as set forth in Section 3 until the pass cards are returned.

         12. Notices. All notices or demands required or permitted to be given to ARCO hereunder shall be in writing, and shall be deemed duly served when delivered personally to ARCO Coal Company, Attention: Manager, Property Management, 555 Seventeenth Street, Denver, Colorado 80202, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to ARCO at ARCO's office at the above address, or at the most recent address of which ARCO has notified Tenant in writing. All notices or demands required to be given to Tenant shall be in writing, and shall be deemed duly served when mailed to Tenant by certified mail, return receipt requested, to Tenant's office at 707 Seventeenth Street, Suite 2850, Denver, Colorado 80202. Either party shall have the right to designate, in writing, served as above provided, a different address to which notice is to be mailed.

         This Lease shall be deemed executed as of its effective date.

    ATLANTIC RICHFIELD COMPANY                 MERCURY MAIL, INC.
    ACTING BY AND THROUGH ITS DIVISION,
    ARCO COAL COMPANY

    By: /s/ RAYMOND L. ALVEY                   By /s/ JOHN T. FUNK
        --------------------------                --------------------------
        Raymond L. Alvey, Property Manager         John T. Funk, President
        ARCO Coal Company, a Division
        of Atlantic Richfield Company


                                    [STAMP]

                                  ATTACHMENT A

                             RULES AND REGULATIONS

                      CITY CENTER GARAGE PARKING AGREEMENT

    1. Use of the Garage will be restricted to passenger cars, vans (3/4 ton) and such other vehicles as ARCO, by special arrangements, will permit.

    2. The Garage may not be used for dead storage, bulk storage, or for storage of damaged automobiles, and ARCO shall have the right upon not less than three (3) days written notice, to engage a tow service for removal of any vehicle which, without prior written approval of ARCO, remains in the Garage for a continuous period in excess of five (5) days. The vehicle owner and/or the vehicle User will be responsible for all costs associated with such removal and shall indemnify ARCO against all loss, expenses, or liability in connection therewith.

    3. Vehicles shall be carefully parked within and parallel to the striped lines of each parking stall.

    4. Users shall only be permitted to park a vehicle in the Spaces designated in Paragraph 1 of the City Center Garage Parking Agreement in which this Attachment A is incorporated by reference. No person shall be permitted to park a vehicle in any other part of the Garage.

    5. Each vehicle parked in the Garage shall prominently display, in such manner as ARCO shall reasonably direct, the identification emblem, sticker, or ticket provided by ARCO to the User thereof.

    6. If a Pass Card is lost, stolen, or damaged, User or Tenant shall promptly notify ARCO in writing upon discovery of such loss, theft or damage, and ARCO will cancel or deprogram it. A new Pass Card will then be issued to User or Tenant upon payment by User or Tenant of a twenty-five dollar ($25) replacement fee.

    7. IN THE EVENT USER HAS LOST OR FORGOTTEN THE PASS CARD, AN HOURLY TICKET MAY BE TAKEN FOR ENTRANCE TO THE GARAGE. USER MUST PARK IN UPPER LEVELS OF THE GARAGE AND WILL BE CHARGED AT THE REGULAR HOURLY RATE TO EXIT THE GARAGE.

    8. User shall drive carefully while in the Garage and comply with all signs, instructions, and directions posted therein. The Garage entrance and exit located at California Street is the most accessible to the ARCO parking area from 6:00 a.m. to 8:00 p.m., Monday through Friday.

    9. User shall assure that his vehicle is locked at all times while it is parked in the Garage, and shall be solely responsible for all contents therein.

    10. User shall promptly and accurately complete and return the attached Parker Information Sheets (Exhibit B) thus enabling ARCO to identify User's vehicle and to contact User when necessary. Any change in the information supplied thereon shall be promptly reported to ARCO and, on request, User shall then complete a new one.

    11. ANY VEHICLE PARKED IN AN UNAUTHORIZED AREA WILL BE TICKETED BY THE DENVER POLICE DEPARTMENT. IF A VEHICLE CANNOT BE IDENTIFIED FROM THE PARKER INFORMATION SHEETS ON FILE, IT WILL BE REMOVED FROM THE GARAGE BY A TOW SERVICE THREE DAYS AFTER IT HAS BEEN TICKETED.

    12. The Garage shall be open and operational for Pass Card access 24 hours per day, seven (7) days per week.

    13. Use of Pass Card for entrance to or exit from Garage is restricted to registered vehicles only.

    14.  Only one vehicle is permitted in the Garage at any one time per Pass
         Card.

    15. ARCO SHALL NOT BE LIABLE AT ANY TIME OR UNDER ANY CIRCUMSTANCES FOR ANY MALFUNCTION, FAILURE, OR UNAVAILABILITY OF ANY ELECTRICAL, MECHANICAL, OR OTHER FACILITIES OR EQUIPMENT IN THE GARAGE, OR FOR ANY LOSS, DAMAGE, EXPENSE, OR INCONVENIENCE OF ANY NATURE (WHETHER DIRECT OR INDIRECT) RESULTING THEREFROM OR RELATED THERETO. Notwithstanding the foregoing, ARCO shall be liable for ARCO's gross negligence in connection with the installation or operation of facilities which results in loss or damage to any User.

    16. All notices required or desired to be given hereunder at any time shall be deemed sufficient if delivered in writing either personally or by ordinary mail to the party sought to be notified, or to any duly authorized representative thereof.

    17.  THE CITY CENTER GARAGE IS DESIGNATED NO-SMOKING.

                      FIRST AMENDMENT TO SUBLEASE AGREEMENT

      This First Amendment to Sublease Agreement is entered into and effective as of the 13th day of December, 1996, by ATLANTIC RICHFIELD COMPANY, a Delaware corporation, acting by and through its division, ARCO Coal Company, 555 Seventeenth Street, Denver, Colorado 80202 ("Sublessor") and MERCURY MAIL, INC., a Delaware corporation, ("Sublessee").

                                R E C I T A L S:

      Under Sublease Agreement dated August 7, 1996, ("Sublease"), Sublessor sublet to Sublessee approximately 9,064 rentable square feet located on the 28th floor (the "Sublet Premises") in the MCI Tower.

      Sublessor and Sublessee desire to amend the Sublease to add approximately 7,392 rentable square feet of contiguous space ("Expansion Space") to the Sublet Premises, as delineated on the attached Exhibit B-1.

                                   AGREEMENT:

      In consideration of the rent to be paid hereunder, the terms and conditions hereof, and the mutual benefits to be derived, the parties agree that the Sublease shall be amended as follows:

    ARTICLE 1. TERM

    1.1 The term for the Expansion Space will be December 9, 1996, through the end of the Sublease Term.

    ARTICLE 3. BASE RENT AND SERVICES

    3.1 The monthly rent payment will be increased in the amount of Five Thousand Two Hundred Thirty-Six Dollars ($5,236.00) to include the Expansion Space. The increased Base Rent is payable monthly, in advance, for a monthly total for both the original Sublet Premises and for the Expansion Space, (total rentable square feet = 16,456) in the amount of Eleven Thousand Six Hundred Fifty-Six Dollars and Thirty-Three Cents ($11,656.33), beginning February 1, 1997, through the end of the Sublease Term. Until February 1, 1997, the existing rent in the amount of $6,420.33, shall be paid.

    3.2 In addition to the Base Rent, Sublessee is subject to the additional Rent provision of Article 3.2 of the Sublease Agreement with regard to the Expansion Space, to the extent that the future Operating Expenses allocated to the Sublet Premises, including the Expansion

         Space or any portion thereof, exceed the 1996 actual Operating Expenses allocated to the Sublet Premises, including the Expansion Space.

    ARTICLE 4. SECURITY DEPOSIT

    4.1 Sublessee, upon execution of this First Amendment, will increase the security deposit with Sublessor by Twenty-Two Thousand Nine Hundred Fifty-Six Dollars ($22,956.00), to be held without interest by Sublessor during the Term of the Sublease.

    ARTICLE 5. SUBLET PREMISES

    The Expansion Space, consisting of 7,392 rentable square feet, is described in Exhibit B-1, attached hereto and made a part hereof. Sublessor sublets the Expansion Space to the Sublessee in its "as is" condition. The Sublet Premises (9,064 rentable square feet) and the Expansion Space (7,392 rentable square feet) may hereinafter sometimes be referred to collectively as "Expanded Sublet Premises" (16,456 rentable square feet). Sublessee shall, at its own cost and expense, make any and all improvements to the Expansion Space subject to the prior approval of Sublessor and Landlord and in compliance with the following:

    5.1 In connection with the performance of all work by Sublessee's contractors, Sublessee shall assume full responsibility therefor, and for all Sublessee's and or Sublessee's contractors' property, equipment, materials, tools or machinery placed or stored in the Sublet Premises during the completion of the Sublessee finish work.

    5.2 Sublessee shall cause Sublessee's contractors to: (i) conduct their work in such a manner so as not to interfere with any other construction occurring on or in the Building or any other sublessees or tenants of the Building; (ii) comply with all reasonable rules and regulations relating to the construction activities in or on the Building, as may be promulgated from time to time by Landlord for the Building, (iii) maintain such insurance in force and effect as required by Sublessor, but in any event, not less than that required by applicable law; (iv) deliver to Sublessor such assurances or instruments to evidence their compliance or agreement to comply with the provisions of this paragraph as may be reasonably requested by Sublessor.

    5.3 Sublessee shall keep the Sublet Premises free and clear of all liens, encumbrances and claims of contractors, subcontractors, materialmen, laborers and others, and Sublessee shall indemnify and hold harmless Sublessor and Landlord from and against any and all losses, damage, costs (including costs of suit and attorney's fees), liabilities, or causes of action arising out of, or resulting from, performance of or payment for the Sublessee's finish work by Sublessee's contractors, including, but not limited to, mechanics', materialmen's, laborers' or other liens or claims (and all costs or expenses associated therewith, including reasonable attorneys' fees,) asserted, filed or arising out of any such work. All materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Sublessee for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Sublet Premises are hereby charged with notice that they must look solely to Sublessee for payment for same. Without limiting the generality of the foregoing, Sublessee shall repair or cause to be repaired at its expense all damage caused to the Sublet Premises or the Building by the Sublessee's contractors, their subcontractors or their employees. Further, Sublessor shall have the right, prior to the date Sublessee commences any work in the Sublet Premises, to post notices of nonliability thereon, or to cause Sublessee to post and maintain the same, all in accordance with Colorado Revised Statues, as the same may be amended.


    5.4 Sublessee agrees to submit to Sublessor copies, consisting of one reverse mylar sepia and two blueprint copies, of the record drawings with approved changes to the final working drawings shown thereon upon completion of all work by Sublessee's contractors.

         Except as specifically modified or amended herein, all of the other terms and conditions of the Sublease Agreement shall remain in full force and effect, and, as hereby amended, the parties hereby ratify and confirm the Sublease Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Sublease Agreement as of the day and year first above written.

    ATLANTIC RICHFIELD COMPANY,                MERCURY MAIL, INC.
    Acting by and through its division,
    ARCO Coal Company

    BY: /s/ RAYMOND L. ALVEY                    BY: /s/ BLAIR WHITAKER,
       --------------------------------           -----------------------------
       Raymond L. Alvey, Property Manager               Blair Whitaker, CFO
       ARCO Coal Company, a Division
       of Atlantic Richfield Company


                                    [STAMP]

                                  EXHIBIT B-1





                                  [FLOOR PLAN]

                     SECOND AMENDMENT TO SUBLEASE AGREEMENT

     This Second Amendment to Sublease Agreement is entered into as of the 29th day of June, 1998, by ATLANTIC RICHFIELD COMPANY, a Delaware corporation ("Sublessor") and Mercury Mail, Inc. now known as InfoBeat Inc., a Delaware corporation, ("Sublessee").

                                   RECITALS:

A. Under the Sublease Agreement dated August 7, 1996 as amended by the First Amendment to Sublease dated December 13, 1996 (collectively, the "Sublease"), Sublessor sublet to Sublessee approximately 16,456 rentable square feet (the "Sublet Premises") located on the 28th floor in the MCI Tower.

B. Sublessor and Sublessee desire to amend the Sublease to add approximately 3,825 rentable square feet of space on the 28th floor ("Additional Space") to the Sublet Premises, as delineated on the attached Exhibit A. THIS SECOND AMENDMENT WILL NOT BE EFFECTIVE UNTIL THE CURRENT SUBLESSEE, DUMLER, MEYER, BUXTON, INC. HAS EXECUTED A TERMINATION AGREEMENT AND SURRENDERED POSSESSION OF THE ADDITIONAL SPACE TO SUBLESSOR.

C. BOTH PARTIES UNDERSTAND THAT THE PRIOR WRITTEN CONSENT OF LANDLORD IS REQUIRED TO PERMIT SUCH SUBLETTING. THE PARTIES AGREE TO CONTEMPORANEOUSLY EXECUTE THE CONSENT TO SUBLEASE FORM ATTACHED HERETO AS EXHIBIT C.

                                   AGREEMENT:

     In consideration of the rent to be paid hereunder, the terms and conditions hereof, and the mutual benefits to be derived, the parties agree that the Sublease is hereby amended as follows.

ARTICLE 1. TERM

1.1 The term for the Additional Space will be July 20, 1998 through the end of the Sublease Term.

ARTICLE 2. BASE RENT AND SERVICES

2.1 Effective July 20, 1998 through December 31, 1998, the monthly Base Rent will be increased in the amount of $2,936.67 so that the total monthly Base Rent due under the Sublease shall be $14,593.00.

2.2 Effective January 1, 1999 through the end of the Sublease Term, the monthly Base Rent for the Additional Space will be $3,028.12 so that the total monthly Base Rent due under the Sublease shall be $14,684.45.

2.3 Effective July 20, 1998 through December 31, 1998, Additional Rent shall be increased in the amount by which annual Operating Expenses, defined under Paragraph 11 A(8) of the Master Lease, allocable to the Additional Space on a prorata basis, exceeds the 1993 actual Operating Expenses allocable to the Additional Space. Sublessee shall pay the estimated Additional Rent based on Landlord's estimate as required in Paragraph 11 B of the Master Lease. The Landlord's notice of accounting of the Operating Expenses shall be sufficient accounting under the Sublease.

2.4 Effective January 1, 1999 through the end of the Sublease Term, Additional Rent shall be increased in the amount by which the annual Operating Expenses, defined under Paragraph 11 A(8) of the Master Lease, allocable to the Additional Space on a prorata basis, exceeds the 1998 actual Operating Expenses allocable to the Additional Space. Sublessee shall pay the estimated Additional Rent based on Landlord's estimate as required in Paragraph 11 B of the Master Lease. The Landlord's notice of accounting of the Operating Expenses shall be sufficient accounting under the Sublease.

ARTICLE 3. SUBLET PREMISES

The Additional Space, consisting of 3,825 rentable square feet, is described in Exhibit B-1, attached hereto and made a part hereof. Sublessor sublets the Additional Space to the Sublessee in its "as is" condition. The Sublet Premises (16,456 rentable square feet) and the Additional Space (3,825 rentable square feet) may hereinafter sometimes be referred to collectively as "Expanded Sublet Premises" (20,281 rentable square feet). Sublessee shall, at its own cost and expense, make any and all improvements to the Additional Space subject to the prior approval of Sublessor and Landlord and in compliance with the following:

3.1 In connection with the performance of all work by Sublessee's contractors, Sublessee shall assume full responsibility therefor, and for all Sublessee's and or Sublessee's contractors' property, equipment, materials, tools or machinery placed or stored in the Sublet Premises during the completion of the Sublessee finish work.

3.2 Sublessee shall cause Sublessee's contractors to: (i) conduct their work in such a manner so as not to interfere with any other construction occurring on or in the Building or any other sublessees or tenants of the Building; (ii) comply with all reasonable rules and regulations relating to the construction activities in or on the Building, as may be promulgated from time to time by Landlord for the Building; (iii) maintain such insurance in force and effect as required by Sublessor, but in any event, not less than that required by applicable law; (iv) deliver to Sublessor such assurances or instruments to evidence their compliance or agreement to comply with the provisions of this paragraph as may be reasonable requested by Sublessor.

3.3 Sublessee shall keep the Sublet Premises free and clear of all liens, encumbrances and claims of contractors, subcontractors, materialmen, laborers and others, and sublessee shall indemnify and hold harmless Sublessor and Landlord from and against any and all losses, damage, costs (including costs of suit and attorney's fees,) asserted, filed or arising out of any such work. All materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Sublessee for the furnishing of any labor, services, materials, supplies, or equipment with respect to any portion of the Sublet Premises are hereby charged with notice that they must look solely to Sublessee for payment for same. Without limiting the generality of the foregoing, Sublessee shall repair or cause to be repaired at its expense, all damage caused to the Sublet Premises or the Building by the Sublessee's contractors, their subcontractors, or their employees. Further, Sublessor shall have the right, prior to the date Sublessee commences any work in the Sublet Premises, to post notices of nonliability thereon, or to cause Sublessee to post and maintain the same, all in accordance with Colorado Revised Statutes, as the same may be amended.

3.4 Sublessee agrees to submit to Sublessor copies, consisting of one reverse mylar sepia and two blueprint copies, of the record drawings with approved changes to the final working drawings shown thereon upon completion of all work by Sublessee's contractors.

     Except as specifically modified or amended herein, all of the other terms and conditions of the Sublease Agreement shall remain in full force and effect, and, as hereby amended, the parties hereby ratify and confirm the Sublease Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Sublease Agreement as of the day and year first above written.

                                          MERCURY MAIL, INC. NOW KNOWN AS
ATLANTIC RICHFIELD COMPANY                INFOBEAT INC.

BY: /s/ JAMES T. McCREARY                 BY: /s/ RAYMOND H. VAN WAGENER JR.
    ----------------------                    ------------------------------
    JAMES T. McCREARY                         Raymond H. Van Wagener Jr. CEO

                                   EXHIBIT A


                                  [FLOOR PLAN]